Exhibit 10.2

Committed. Experienced. Trusted, Agribusiness Office P. O. Box 1449 Templeton, California 93465 805-434-3665 FAX: 805-434-3667 www.FarmCreditWest.com May 20,2016 Calavo Growers, Inc. P.O. Box 751 Santa Paula, CA 93061-0751 Subject—Modification of Loan Terms and Extension of Maturity Date This letter amendment (“Letter Amendment”) serves as an amendment of certain terms under the Term Revolving Credit Agreement dated May 31, 2011 (together with any amendments thereto, the “Revolving Credit Agreement”), between Farm Credit West, PCA (“FCW”) and Calavo Growers, Inc. (the “Company”), and shall constitute the sixth amendment to the Revolving Credit Agreement. This Letter Amendment shall also serve as the third amendment to that certain Promissory Note dated May 31, 2011 in the face amount of $40,000,000.00 executed by the Company as maker, in favor of FCW (the “Revolving Credit Note”). All capitalized terms not otherwise defined in this Letter Amendment shall have the meanings assigned to them in the Revolving Credit Agreement, Revolving Credit Note or other Loan Documents. The date of “June 1, 2016” set forth in Section 4. (Term) and Section 7. (Repayment and Maturity) of the Revolving Credit Agreement, as amended, and all references to “June 1, 2016” in the Revolving Credit Note, as amended, are hereby replaced with “July 1, 2016”. Except as amended herein, all other terms under the Revolving Credit Agreement, Revolving Credit Note and other Loan Documents remain binding and enforceable according to their terms. This Letter Amendment is effective as of May 20, 2016. By acknowledging below, the undersigned hereby agree to the terms and conditions contained in this Letter Amendment. Sincerely, Ryan Hoffman Vice President Acknowledgement Calavo Growers, ltfc,,a(alifornia Corporation B. JohiyLindentan, Chief Financial Officer & Corporate Secretary 3v: Farm Credit West, FLCA Farm Credit West, PCA The i-arm Credit System Subsidiaries of Farm Credit West, ACA